DOV KAHANA & CO.
          Certified Public Accountants (Isr.)
          54 Bezalel St. Ramat-Gan
          P.O. Box 3532, Ramat-Gan 52134











                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in the amendment No. 2 to the registration statement on FORM S-2 (File No.33-51023) of Ampal American Israel Corporation of our report on the financial statements of Red Sea Under Water Observatory Ltd. dated March 22, 1993, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1992, and to all references to our firm included in such registration statement.


          DOV KAHANA & CO.
          C.P.A. (Isr.)
          Ramat-Gan.   January 21, 1994